UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 15, 2021

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, James R. Neal, Chief Executive Officer of XOMA Corporation (the “Company”), notified the Company of his decision to retire as the Company’s Chief Executive Officer, effective at the earlier of (i) December 31, 2022 or (ii) the date that the Company hires a new Chief Executive Officer (the “Termination Date”). On December 15, 2021, the Board appointed Mr. Neal to the position of Chairman of the Board, effective immediately.

Mr. Neal and the Company entered into an Amended and Restated Employment Agreement (the “Agreement”), dated December 15, 2021. Pursuant to the Agreement, Mr. Neal will remain the Company’s Chief Executive Officer until the Termination Date, and will receive an annual base salary of $725,000, effective immediately, and starting on January 1, 2022, a bonus equal to 60% of his annual base salary. The Agreement also provides for the grant of a stock option to purchase 60,000 shares of the common stock of the Company (the “Option”) pursuant to the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan. The Option will have a per share exercise price equal to the closing price of the Company’s common stock on the date of grant.

Pursuant to the Agreement, if Mr. Neal’s employment is terminated by the Company without cause or if he resigns for good reason prior to the Termination Date, Mr. Neal will be entitled to a continuity incentive in the amount of $1,160,000; furthermore, if Mr. Neal’s employment is terminated by the Company without cause or if he resigns for good reason prior to September 30, 2022, his continuity payment will be increased to include the amount of salary and bonus he would have received had he remained employed through September 30, 2022. This continuity incentive will be paid in equal monthly installments over a twelve (12) month period, starting in January 2023, less deductions and withholdings.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: December 16, 2021	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer